Exhibit 16.2
June 6, 2014

Securities and Exchange
Commission 100 F Street NE
Washington, DC 20549

Re: QSGI, Inc.

Commission File No. 001-32620

We have been furnished with a copy of the response to Item 4.01 of the Form 8-K for the event that occurred on May 27, 2014, to be filed by our former client, QSGI Inc.. We agree with the statements made in response to that Item insofar as they relate to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,
/s/ Morison Cogen

Morison Cogen LLP
Bala Cynwyd, Pennsylvania